UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2020, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $1,500 million in aggregate principal amount of their 4.000% Second Lien Senior Secured Notes due 2030 (the “Notes”), in a private offering to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes will be additional notes under the Indenture, dated as of October 5, 2020, pursuant to which the Issuers previously issued $1,400 million in aggregate principal amount of 4.000% Second Lien Senior Secured Notes due 2030. The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Notes will be second lien senior secured obligations of the Issuers, guaranteed on a senior secured basis by each of the Company’s subsidiaries that guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the Notes (the “Notes Offering”) is expected to close on or about November 2, 2020, in accordance with the terms of the Purchase Agreement.

The Issuers expect to use the proceeds from the Notes Offering to redeem all of the aggregate principal amount of the Issuers’ 5.00% Second Lien Senior Secured Notes due 2025 (the “2025 Second Lien Notes”) outstanding on the issue date of the Notes, plus any accrued and unpaid interest thereon, and pay related premium, fees and expenses.

Item 8.01 Other Events.

On October 14, 2020, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Also on October 14, 2020, in connection with the Notes Offering, the Issuers called for redemption $1,450 million of outstanding aggregate principal amount of their 2025 Second Lien Notes at a redemption price equal to 102.500% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Item 8.01 Other Events.

On October 14, 2020, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.

Also on October 14, 2020, in connection with the Notes Offering, the Issuers called for redemption $1,450 million of outstanding aggregate principal amount of their 2025 Second Lien Notes at a redemption price equal to 102.500% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on October 14, 2020.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: October 14, 2020	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary